EAST WEST CENTER LEASE AGREEMENT

1700 Park Avenue, Park City, Utah

(SpectrumDNA)

THIS EAST WEST CENTER LEASE AGREEMENT (this "Lease") is entered into as of the 17th day of July, 2007, by and between SPECTRUMDNA, INC., a Delaware corporation ("Tenant"), as of the date of this Lease having an address at 136 Heber Avenue, Suite 102, Park City, Utah, 84068, but upon the Commencement Date (defined below) its address to be changed to be 1700 Park Avenue, Suite 2020, Park City, Utah 84060, and EAST WEST CENTER, LLC, a Utah limited liability company ("Landlord"), whose address is 1020 S. Foothill Drive, Salt Lake City, Utah 84108.

IN CONSIDERATION of the mutual agreements set forth in this Lease, Landlord and Tenant agree as follows:

1. Definitions.  As used in this Lease, each of the following terms shall have the indicated meaning:

1.1. "Base Rent" means the payment of (i) $22.00 per rentable square foot of the Premises or FOUR THOUSAND TWO HUNDRED SIXTY-FOUR AND 33/100 DOLLARS ($4,264.33) per month during the first twelve (12) months of this Lease, and (ii) $23.54 per rentable square foot of the Premises or FOUR THOUSAND FIVE HUNDRED SIXTY-TWO AND 84/100 DOLLARS ($4,562.84) per month during the thirteenth (13th) through the thirty-sixth (36th) months of this Lease. If Tenant exercises the Option to extend the Lease for an additional three (3) years (as provided in Section 1.11 below), the Base Rent for the first year of this Option Term shall be the fair market rental value of the Premises as determined by Landlord in its reasonable discretion. At the beginning of each twelve month period year thereafter during such Option Term, the Base Rent shall be increased by a percentage escalation commensurate with a change in the CPI during the immediately preceding twelve (12) months. The Tenant shall be charged rent and operating expenses on the rentable square feet of the Premises throughout the Term and the Option Term.

1.2. "Building" means the East West Center building located at 1700 Park Avenue, Park City, Utah.

1.3. "Commencement Date" means the date on which Landlord delivers the Premises to Tenant with the Landlord Work substantially completed. Landlord may, but is not required, to deliver written notice to Tenant confirming the Commencement Date. On or promptly after the Commencement Date, Tenant shall (i) diligently obtain any necessary governmental permits for Tenant's occupancy and use of the Premises, including, without limitation, a "Certificate of Occupancy" or "Occupancy Permit", (ii) diligently commence and complete the Tenant Improvements, (iii) install Tenant's telephones, computer cabling, furniture, fixtures and equipment, and (iv) take all other actions necessary to make the Premises ready for Tenant to promptly commence its business operations in the Premises. Tenant shall be granted possession of the Premises upon the Commencement Date. Tenant shall indemnify and hold Landlord harmless from any and all liens, costs, and liabilities incurred in connection with the work described in this Section that it undertakes or has performed. Keys and access to the Premises shall be provided to Tenant in accordance with this Section and at a time mutually agreeable to Landlord and Tenant.

1.4. "CPI" means "Consumer Price Index--U.S. City Average For All Items For All Urban Consumers (1982-84=100) (the "CPI-U") published by the Bureau of Labor Statistics, United States Department of Labor (the "Labor Bureau"); provided, however, that:

1.4.1. if the CPI-U is discontinued, "CPI" shall mean "Consumer Price Index--U.S. City Average For All Items For Urban Wage Earners and Clerical Workers (1982-84=100)" (the "CPI-W") published by the Labor Bureau;

1.4.2. if the CPI-W is discontinued, "CPI" shall refer to comparable statistics on the purchas-ing power of the consumer dollar published by the Labor Bureau or by another agency of the United States reasonably selected by Landlord;

1.4.3. if the Labor Bureau or another agency of the United States no longer publishes comparable statistics on the purchasing power of the consumer dollar, "CPI" shall refer to comparable statistics published by a responsible financial periodical or recognized authority reasonably selected by Landlord, and adjustments shall be made in the computation set forth in Section 1.1 as the circumstances may require; and

1.4.4. if the base year "(1982-84=100)" or other base year used in computing the CPI-U or the CPI-W is changed, the figures used in making the adjustments in Section 1.1 shall be changed accordingly so that all increases in the CPI-U and CPI-W are taken into account notwithstanding any such change in the base year.

1.5. "Common Areas" means all areas, space, equipment, and special services provided for the common or joint use and benefit of the tenants or occupants of any and all portions of the Building, or their employees, agents, servants, customers and other invitees, including without limitation, parking areas, access roads, driveways, retaining walls, foundations, fences, landscaped areas, planters, building exteriors, roofing, exterior canopies, building awnings constructed in accordance with the Building's standards and not individually installed by tenants, and supports, utility lines, light poles and fixtures in parking areas, stairs, elevator, ramps, sidewalks, washrooms, conduits, ducts, plumbing, pipes, electrical systems, air conditioning systems, mechanical systems and other similar areas or improvements within or appurtenant to the Building as designated by Landlord. Tenant shall share in a non-exclusive right to use the Common Areas in common with the other tenants of the Building subject to the terms and provisions of this Lease and the oversight of Landlord.

1.6. "Execution Date" means that certain date on which Tenant and Landlord executes this Lease, whichever party is the last.

1.7. "Expiration Date" means that certain date three (3) years after the last day of the month in which the Commencement Date falls. If Tenant duly exercises its option to extend the term for the additional three (3) year Option Term the Expiration Date shall be extended an additional three (3) years.

1.8. "Interest Rate" means eighteen percent (18%) per annum.

1.9. “Landlord Work” means the construction and other work to be done by Landlord at its sole cost and expense to the Premises as further described in Exhibit C attached hereto and incorporated herein.

1.10. "Occupants" means any assignee, subtenant, employee, agent, licensee or invitee of Tenant.

1.11 “Option” means the right given to Tenant extent the Term of the Lease for an additional three (3) years. This Option may be exercised by Tenant upon Tenant’s delivery of written notice to Landlord at least six (6) months before the Expiration Date of the Term. Shortly after receipt of such written notice, Landlord shall give written notice to Tenant of the fair market rental value of the Premises upon which the Base Rent will be based as provided in Section 1.1 above. Tenant may then elect to accept the same and become bound to take the Premises for the Option Term or Tenant may choose to reject the Option and let the Lease terminate on the regularly scheduled Expiration Date. In either case, Tenant shall provide written notice of its acceptance or rejection of the Option within seven (7) days after Landlord’s delivery of the notice of the fair market rental value of the Premises (any failure to provide such written notice within these seven (7) days shall be deemed to constitute a rejection of the Option). Tenant shall pay the Base Rent during the Option Term as described in Section 1.1 above. Base Rent for the first year of this Option Term shall be the fair market rental value of the Premises as determined by Landlord in its reasonable discretion.

1.12 “Option Term” means the three (3) year term from commencing the day after the Expiration Date of the original 3-year Term of the Lease.

1.13 "Permitted Use" means the creation and operation of an internet and digital network application.

1.14. "Premises" means Suite No. 2020, the office located on the south-west part of the second floor of the Building, as further shown on Exhibit A attached hereto. The Premises consist of 2,326 rentable square feet. The rentable square feet of the Premises has been and shall be calculated with measurements taken from the windows of the outside exterior walls to the center of the interior walls of the Premises and include Landlord's determined allocation of common area space. The location, size and design of the Premises shall be accepted by Tenant "As Is" "Where Is" upon execution of this Lease.

1.15. "Security Deposit" shall be $5,000.00.

1.16 “Tenant Improvements” means the construction and other work to be done by Tenant at its sole cost and expense to finish the Premises as further described in Exhibit D attached hereto and incorporated herein. Landlord shall provide to Tenant a tenant improvement allowance of FIVE AND NO/100 DOLLARS ($5.00) per useable square foot for completion of the Tenant Improvements as described in Exhibit D attached hereto. If Tenant exercises the Option, Landlord shall provide a tenant improvement allowance of TWO AND NO/100 DOLLARS ($2.00) per useable square foot to refresh the Premises.

1.17. "Tenant's Percentage" means twelve and 62/100 percent (12.62%).

1.18. "Term" means the period commencing on the Commencement Date and expiring on the Expiration Date.

2. Agreement of Lease.

2.1. Agreement of Lease. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Term, together with such nonexclusive rights of pedestrian and vehicular ingress and egress, and vehicular parking on, over and across the Common Areas as are reasonably necessary for the use of the Premises, in accordance with the provisions set forth in this Lease.

2.2. Parking. Tenant, its guests, employees, licensees and invitees shall have the right to use the non-exclusive parking spaces contiguous to the Building subject to the Rules and Regulations (defined in Section 18.15 below).

3. Base Rent.  Tenant shall be required to pay rent beginning on the Commencement Date. On the Commencement Date, Tenant shall prepay to Landlord the first twelve (12) months of Base Rent plus the pro-rated fraction of a month if the Commencement Date falls on a day other than the first day of the month. On or between the first and the tenth day of the ninth (9th) month of the Term, Tenant shall prepay to Landlord the Base Rent for the twelve months of the second full year of the Term. On or between the first and the tenth day of the twenty-first (21st) month of the Term, Tenant shall prepay to Landlord the Base Rent for the first six (6) months of the third full year of the Term. On or between the first and the tenth day of the twenty-sixth (26th) month of the Term, Tenant shall prepay to Landlord the remaining Base Rent for the last six (6) months of the third full year of the Term. Tenant covenants to pay to Landlord the Base Rent at the address for Landlord set forth at the outset of this Lease or at such other place as Landlord may designate. If Tenant exercises the Option, it shall prepay the Base Rent owing for the Option Term on the same comparable schedule. If Tenant chooses not to exercise the Option but holds-over, Tenant shall pay the amount of Base Rent due and owing for any holdover on the first day of each month of any holdover term.

4. Operating Expenses.

4.1. Definitions. Each of the following terms shall have the indicated meaning:

4.1.1. "Estimated Expenses" means the amount of Operating Expenses reasonably projected by Landlord for any Operating Year.

4.1.2. "Operating Expenses" means the total costs and expenses incurred in operating, repairing, replacing, securing, painting, insuring, managing and maintaining the Common Areas excluding only items of expense commonly known and designated as carrying charges, but specifically including, without limitation, the following: all utilities serving the Common Areas including lighting, electricity, heating, air conditioning, power, sanitary sewer, storm drain and water; the Common Areas' air conditioning, heating equipment, elevator and elevator systems, if any; real and personal property taxes, assessments, charges and fees levied by any governmental authority on the Common Areas' land, improvements, fixtures, personal property and equipment as well as the Building; surcharges levied upon or assessed against the Common Areas' parking spaces or areas by governmental or quasi-governmental authorities, payments toward mass transit or car pool facilities or otherwise as required by governmental or quasi-governmental authorities; costs and expenses in connection with maintaining federal, state or local governmental ambient air and environmental standards; the cost of all materials, supplies and services purchased or hired therefor; premiums for liability, fire and extended insurance coverage carried by Landlord with respect to the Common Areas and Building; policing and securing the Common Area and Building (including the cost of uniforms, equipment and employment taxes); alarm and life safety systems; vandalism repair; the Common Areas' and Building's pavement, storm and sanitary drainage systems and other utility systems and mechanical equipment in and outside the Premises, such as fire protection systems including, without limitation, fire protection water loops and fire insulation and fire shielding; the Common Areas' and Building's structures including without limitation floors, ceilings, roofs, foundations, truck docks, loading facilities, pipes, ducts conduits and similar items; plate glass and floor coverings; seasonal and holiday decorations; gardening and landscaping, landscape sprinklers, planting and refurbishment of landscaped areas both interior (if any) and exterior; sidewalks, walls, fences, parking areas, curbs and bumpers; line painting and restriping; building exteriors and lighting fixtures; lighting; sanitary control; removal of snow, ice, trash, rubbish, and garbage, and other refuse removal; directional signs and markers and Building signs and pylons; the Common Areas' and the Building's roof, foundation and any awnings constructed in accordance with Landlord's standards and not individually installed by tenants; rain gutters and downspouts; depreciation on machinery and equipment used in such maintenance; supplies; the cost of personnel to implement such services, to direct parking, and/or to police the Common Areas; and administrative and overhead costs.

4.1.3. "Operating Year" means each calendar year, all or a portion of which falls within the Term or any Option Term.

4.1.4. "Tenant's Estimated Share" means the result obtained by multiplying Tenant's Percentage by the Estimated Expenses (prorated for any partial Operating Year).

4.1.5. "Tenant's Share" means the result obtained by multiplying Tenant's Percentage by the Operating Expenses actually incurred in any Operating Year (prorated for any partial Operating Year).

4.2. Payment of Operating Expenses.  In addition to the Base Rent, Tenant covenants to pay Tenant's Share to Landlord at the same address at which Base Rent is payable, in advance on or before the first day of each calendar month during the Term, any Option Term and any holdover term, commencing on the Commencement Date (which shall be pro-rated for any month if the Commencement Date begins on a date other than the first day of the calendar month). On or prior to the Commencement Date and prior to December 1 of each Operating Year after the Commencement Date, Landlord may furnish Tenant with a written estimate (the "Estimate") showing the computation of Tenant's Estimated Share.  On or prior to the Commencement Date, and on the first day of each month following the Commencement Date, Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant's Estimated Share as specified in the Estimate for such Operating Year. The Estimate for the 1st Operating Year (September 1, 2007 through December 31, 2007) is $6.92/square foot. If Landlord fails to give Tenant an Estimate prior to any Operating Year, Tenant shall continue to pay on the basis of the Estimate for the prior Operating Year until the Estimate for the current Operating Year is received.  After the expiration of any Operating Year, Landlord will furnish Tenant with a written statement (the "Actual Statement") showing in reasonable detail the computation of Tenant's Share for such Operating Year and the amount by which Tenant's Share exceeds or is less than the amounts paid by Tenant during such Operating Year.  If the Actual Statement indicates that the amount actually paid by Tenant for the relevant Operating Year is less than Tenant's Share for such Operating Year, Tenant shall pay to Landlord such deficit within thirty (30) days after delivery of the Actual Statement. Such payments by Tenant shall be made notwithstanding that the Actual Statement is furnished to Tenant after the expiration of the Term or sooner termination of this Lease.  If the Actual State-ment indicates that the amount actually paid by Tenant for the relevant Operating Year exceeds Tenant's Share for such Operating Year, such excess shall be promptly applied to any payments under this Lease next falling due from Tenant. Tenant may no more than once every two (2) years, within fifteen (15) days of Landlord's delivery of an Actual Statement, make a written request to Landlord that Tenant be allowed to make an audit of Landlord's records relating to Landlord's basis for the calculation of such Actual Statement. Landlord shall agree in writing to permit Tenant to make such an audit at a reasonable time and place designated by Landlord. Such audit shall be performed at Tenant's sole cost and expense by an independent, reputable, certified public accountant of Tenant's choice approved by Landlord. If such audit shall disclose a discrepancy of twelve percent (12%) or more in the Actual Statement, Landlord may (i) credit to Tenant the amount of such discrepancy as provided in this Section or (ii) hire a second, independent, reputable certified public accountant at Landlord's sole cost and expense to audit the Actual Statement to verify the result obtained by Tenant's accountant. If both of the certified public accountants agree on such discrepancy, Landlord shall credit to Tenant such discrepancy as provided in this Section; however, if Landlord's certified public accountant finds in good faith that the discrepancy is less than twelve percent (12%) then no further action shall be taken by either party with respect to this matter and Tenant shall pay the service costs charged by Landlord's certified public accountant that otherwise would be paid by Landlord.

4.3. Payment of Utilities and Services for the Use of the Premises.  In addition to the Base Rent and Operating Expenses, commencing on the date of this Lease Tenant shall pay directly to the provider of the following utilities and services all costs, expenses, charges and amounts, of whatever kind or character, for all electricity, telephone, gas, janitorial, maintenance and other utilities and services separately and distinctly supplied to the Premises, together with any taxes on such utilities and services, which are not included in the Operating Expenses.  If any of these utilities and services cannot be discreetly and/or reasonably segregated and billed to Tenant by their providers as determined by Landlord, then such utilities and services shall be added to and included in the Operating Expenses to be paid as part of Tenant's Share. If any utility or service to the Premises is interrupted for any reason, Landlord shall not be liable to Tenant for such interruption, such interruption shall not be deemed to be an eviction or interference with Tenant's use and occupancy of the Premises, and the rent required to be paid under this Lease shall not be abated as a result of such interruption. Tenant also shall have the sole responsibility for and shall pay when due all taxes, assessments, charges and fees levied by any governmental authority on Tenant's use of the Premises as well as the costs and expenses of and for any personal property or fixtures kept or installed by Tenant in the Premises, including, without limitation, any heating or air conditioning equipment and systems.

5. Security Deposit.  On the execution date of this Lease, Tenant shall deposit with Landlord the Security Deposit. Landlord may commingle the Security Deposit with its own funds and use it as Landlord sees fit until required to return the Security Deposit to Tenant as provided herein. No interest shall be paid on the Security Deposit. If Tenant fails to timely pay or perform any obligation under this Lease, Landlord may, prior to, concurrently with or subsequent to exercising any other right or remedy, use, apply or retain all or any part of the Security Deposit for the payment of any monetary obligation due under this Lease, or to compensate Landlord for any other reasonable expense, loss or damage which Landlord has suffered or that Landlord reasonably estimates that it may suffer by reason of Tenant's failure, including any deficiency in the reletting of the Premises.  If all or any portion of the Security Deposit is so used, applied or retained, Tenant shall on demand immediately deposit with Landlord cash in an amount sufficient to restore the Security Deposit to its original amount.  The Security Deposit is not a limitation on Landlord's damages or other rights under this Lease, a payment of liquidated damages or prepaid rent and shall not be applied by Tenant to the rent for the last (or any) month of the Term, or to any other amount due under this Lease. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, upon such transfer and assignment to the transferee, Landlord thereafter shall have no further liability for the return of the Security Deposit. Subject to the foregoing, the Security Deposit shall be returned (without interest) to Tenant after the expiration of the Term or sooner termination of this Lease and delivery of possession of the Premises to Landlord in accordance with Section 15 below if, at such time, Tenant is not in default and has paid all amounts due under this Lease.

6. Use; Tenant's Exclusive Rights.  Tenant shall not use or occupy or permit the Premises to be used or occupied for any purpose other than for the Permitted Use, and shall not do or permit anything to be done by Tenant's Occupants which may (a) increase the existing rate or violate the provisions of any insurance carried with respect to the Building, (b) create a public or private nuisance or unreasonably interfere with or disturb any other tenant or occupant of the Building, (c) overload the floors or otherwise damage the structure of the Building, (d) violate any applicable governmental laws, ordinances, rules or regulations, or (d) engage in any act of moral turpitude.  Tenant shall, at Tenant's sole cost, (x) use the Premises in a careful, safe and proper manner; (y) in Tenant's use and occupancy of the Premises, comply with all governmental laws, ordinances, rules and regulations, including, without limitation, those relating to hazardous substances, hazardous wastes, pollutants or contaminants, and all requirements of any board of fire underwriters or other similar body relating to the Premises; and (z) not store, use or dispose of any hazardous substances, hazardous wastes, pollutants or contaminants on the Premises, except for normal and customary cleaning supplies kept and promptly disposed in normal and customary quantities in accordance with applicable laws, ordinances, rules and regulations. Landlord may, in Landlord's sole discretion, designate some or all of the Building (including the Premises) as a non-smoking area.

7. Maintenance and Repairs; Alterations; Access.

7.1. Maintenance and Repairs.  Except as provided in the immediately following sentence, Tenant, at Tenant's sole cost, shall throughout the Term maintain each and every part of the Premises in the same condition and repair as it is in on the Commencement Date and in a good, clean and sanitary condition, including, without limitation, all glass and show window moldings, partitions, doors, fixtures, equipment, appurtenances, lighting, heating, plumbing fixtures and sewage facilities within the Premises.

7.2. Alterations.  Tenant shall not make any change, addition or improvement to the interior or exterior of the Premises (including, without limitation, the attachment of any fixture or equipment, other than pictures and similar decorations) or Common Areas, unless such change, addition or improvement (a) equals or exceeds the then-current standard for the Building and utilizes only new and first-grade materials, (b) is in conformity with all applicable governmental laws, ordinances, rules and regulations, and is made after obtaining any required permits and licenses, (c) is made pursuant to plans and specifica-tions approved in writing in advance by Landlord (except for any non-structural alterations to the interior of the Premises costing less than $1,000 in a calendar year and completed in a good and workman like manner which shall not require Landlord's prior approval), and (d) if required by Landlord, is made after Tenant has provided to Landlord such indemnification or bonds, including, without limitation, a performance and completion bond, in such form and amount as may be reasonably satisfactory to Land-lord, to protect against claims and liens for labor performed and materials furnished, and to insure the completion of any change, addition or improvement.  Tenant shall promptly pay the entire cost of any such change, addition or improvement, and the same shall immediately become the property of Landlord. Landlord shall have the right, in Landlord's sole discretion, from time to time and without liability or other payment owed to Tenant in connection therewith, to (t) make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways; (u) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (v) designate other space within or outside of the Building to be part of the Common Areas; (w) add additional improvements to the Common Areas; (x) change the address or other designation of the Building and/or the Premises; (y) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building, or any portion thereof; and (z) do and perform such other acts and make such other changes in, to or with respect to the Common Areas as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

Landlord hereby authorizes Tenant to install “walltalker” wall treatments (white board material), white boards, cork boards, projection screens and other wall-mounted project management and multi-media materials and equipment on one (1) wall per office and one (1) wall in the large open room in Suite 2020. Tenant shall clean and maintain these wall treatments in good working order and condition. Upon termination of the Lease, if Landlord requests Tenant to remove these wall treatments then Tenant at its sole cost and expense shall do so, which work shall include removing, stripping, repairing, sheet-rocking, spackling, dry wall, patch work, mudding and taping the walls so that they are ready for paint, but Tenant shall not be responsible for re-painting the walls.

7.3. Access. Landlord and Landlord's employees, contractors and agents may enter the Premises during normal business hours upon reasonable notice of no less than twenty-four (24) hours to Tenant for the purpose of inspecting the Premises, performing Landlord's obligations under this Lease and showing the Premises to prospective purchasers, existing or prospective mortgagees and prospective tenants, provided that Landlord shall not unreasonably interfere with Tenant's use or occupancy of the Premises. Notwithstanding the foregoing, Landlord shall have free access to the Premises in an emergency. Tenant shall not be permitted to separately key or lock any door to or within the Premises without Landlord's prior written consent and without providing copies of such keys to Landlord.

8. Assignment. Tenant shall be entitled to sublease part of the Premises to an entity owned or controlled by Tenant without requiring any consent by Landlord although Tenant shall provide prior written notice to Landlord of such sublease. Except as provided in the preceding sentence, Tenant shall not assign, transfer, mortgage, encumber, pledge or hypothecate this Lease or Tenant's interest in this Lease, in whole or in part, permit the use of the Premises or any part of the Premises by any persons other than Tenant or Tenant's employees, or sublease the Premises or any part of the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. No consent by Landlord to any assignment or subleasing by Tenant shall relieve Tenant of any obligation to be paid or performed by Tenant under this Lease, whether occurring before or after such consent, assignment or subleasing, but rather Tenant and Tenant's assignee or subtenant, as the case may be, shall be jointly and severally primarily liable for such payment and performance and shall comply with all of the terms and provisions of this Lease and the Building Rules and Regulations.  If this Lease is assigned or the Premises are subleased and the compensation actually received by Tenant exceeds the Base Rent and Tenant's Share applicable to the period concerned, Tenant shall pay one hundred percent (100%) of such excess to Landlord when and as received. Tenant shall promptly agree to attorn in writing to any assignee of Landlord provided such assignee will agree not to disturb Tenant's possession of the Premises so long as Tenant is not in default of this Lease.

9. Indemnity. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's employees and agents from and against all demands, claims, causes of action, judgments, losses, damages, liabilities, fines, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees, arising from the occupancy or use of the Premises, the Building or the Common Areas by Tenant or Tenant's Occupants, including, without limitation, any hazardous substances, hazardous wastes, pollutants or contaminants deposited, released or stored by Tenant or Tenant's Occupants, any violation of the Americans with Disabilities Act introduced or caused by Tenant, or any litigation commenced by or against Tenant to which Landlord is made a party without fault on the part of Landlord.  Likewise, Landlord shall indemnify, defend and hold harmless Tenant and Tenant's employees and agents from and against all demands, claims, causes of action, judgments, losses, damages, liabilities, fines, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees, arising from any hazardous substances, hazardous wastes, pollutants or contaminants deposited, released or stored on the Building as of the date of this Lease or introduced in the future by Landlord, any violation of the Americans with Disabilities Act introduced or caused by Landlord, or any litigation commenced by or against Landlord to which Tenant is made a party without fault on the part of Tenant. If any action or proceeding is brought against Landlord, Tenant, or their respective employees or agents by reason of any of the matters set forth in the preceding sentences of this Section, the indemnifying party, on written notice from the party to be indemnified, shall defend the indemnified party at the indemnifying party's expense with counsel reasonably satisfactory to the indemnified party. This Section is subject to the waiver of subrogation provisions set forth in Section 10 below.

10. Insurance.  On or before the execution date of this Lease, Tenant shall, at Tenant's sole cost, procure and continue in force commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than $2,000,000 per occurrence, and $3,000,000 in the aggregate, including, without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreement set forth in Section 9 above. Such minimum limits shall in no event limit the liability of Tenant under this Lease.  All such insurance policies shall be in form, and issued by companies with a Best's rating of A+:VII or better, reasonably accep-table to Landlord, and Tenant shall furnish Landlord with certificates of coverage. Such insurance shall not be cancelable or subject to reduction of coverage or other material modification except after at least ten (10) days' prior written notice to Landlord by the insurer.  Such insurance shall be written as a primary policy, not con-tributing with and not in excess of the coverage which Landlord may carry, and shall name Landlord as an additional insured. Tenant shall, at least ten (10) days prior to the expiration of such insurance, furnish Landlord with a renewal certificate for such insurance. Landlord and Tenant waive all rights to recover against each other for any loss or damage arising from any cause covered by any insurance carried by the waiving party, to the extent that such damage is actually covered, provided that, if required, Landlord and Tenant shall exercise reasonable, good faith efforts to obtain the consent of their respective insurance companies to such waiver. Landlord shall procure and continue in force commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than $1,000,000 per occurrence, and hazard insurance with special causes of loss, insuring against fire, extended coverage risks, vandalism and malicious mischief, in an amount equal to the full replacement cost of the Building (but not any furnishings, equipment and other personal property installed in the Premises by Tenant). The cost of Landlord's insurance shall be part of the Operating Expenses.

11. Damage or Destruction.  If the Premises are partially damaged or destroyed due to no fault or cause of Tenant, its agents, licensees and invitees, then Landlord shall promptly commence and diligently pursue to completion the repair of the Premises to substantially the condition the Premises were in immediate-ly prior to such damage or destruction.  Landlord's obligation under the preceding sentence shall not exceed the proceeds received by Landlord from the hazard insurance maintained by Landlord in accordance with Section 10, provided that Landlord has, in fact, maintained such insurance. Until such repair is complete, the Base Rent shall be abated proportionately commencing on the date of such damage or destruction as to that portion of the Premises rendered untenantable, if any.  If (a) the Premises are damaged as a result of a risk not covered by insurance, or the necessary insurance proceeds are unavailable to Landlord for any reason, (b) the Premises are damaged in whole or in part during the last six (6) months of the Term, or (c) the Premises are damaged to the extent of thirty-five percent (35%) or more of then-replacement value or to the extent that it would take in excess of ninety (90) days to complete the requisite repairs, Landlord may elect to either repair the damage or cancel this Lease by written notice of cancellation within thirty (30) days after such event, and on such notice Tenant shall vacate and surrender the Premises to Landlord.  Landlord shall not be required to repair any damage or to make any restoration or replacement of any furnishings, equipment and other personal property installed in the Premises by Tenant, unless caused by the gross negligence of Landlord.

12. Condemnation.  If the whole of the Premises or all of the Common Areas are taken through the exercise of the power of eminent domain or by purchase or other means in lieu of such exercise, this Lease shall automatically terminate as of the date of the taking.  If thirty-five percent (35%) or more, but not all, of the Premises is so taken, either Landlord or Tenant may terminate this Lease by written notice given within thirty (30) days after the date of such taking.  If one of the aforementioned events of condemnation occurs and this Lease is not terminated, then this Lease shall continue and remain in full force and effect but the Base Rent shall be reduced in the proportion that the floor area taken bears to the total floor area of the Premises im-mediately prior to the taking, and Tenant's Percentage shall be appropriately adjusted.  Whether or not this Lease is terminated as a consequence of Condemnation Proceedings, all damages or compensation awarded for a partial or total taking, including any award for severance damage and any sums compensat-ing for diminution in the value of or deprivation of the lease-hold estate under this Lease, shall be the sole and exclusive property of Landlord, provided that Tenant shall be entitled to any award for Tenant's loss of business or moving expenses, if a separate award is actually made to Tenant. If this Lease is not terminated pursuant to this Section, Landlord shall promptly commence and diligently pursue to completion the restoration of the Premises to substantially the condition the Premises were in immediate-ly prior to such condemnation to the extent of any award attributable to improvements (but not to land) actually received by Landlord with respect to the Premises.  Landlord shall not be required to repair any damage or to make any restoration or replacement of any furnishings, equipment and other personal property installed in the Premises by Tenant, unless Landlord receives an award which includes the restoration or replacement of such furnishings, equipment and other personal property.

13. Landlord's Financing.  This Lease shall be subordinate to any deed of trust, mortgage, ground lease or other security instrument (each a "Mortgage") that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage is referred to herein as a "Landlord's Mortgagee"). The provisions of this Section shall be self-operative and no further instrument of subordination shall be required. Nevertheless, Tenant shall, within ten (10) days after Landlord's written request, execute such documents as may reasonably be required by Landlord to evidence the subordination of this Lease to any first mortgage or first deed of trust, provided that the lender relying on such subordination agrees that Tenant shall not be disturbed in the event of foreclosure so long as Tenant is not in default under this Lease and no event has occurred which with the passage of time or the giving of notice or both would constitute such a default. This Lease shall be deemed prior to any mortgage or deed of trust if the lender concerned gives written notice of such election to Tenant. Any sale, assignment or transfer of Landlord's interest under this Lease or in the Premises, including any such disposition resulting from Landlord's default under a debt obligation, shall be subject to this Lease, and Tenant shall attorn to Landlord's successors and assigns and shall recognize such successors and assigns as the landlord under this Lease regard-less of any rule of law to the contrary or the absence of privity of contract.

14. Default.

14.1. Default by Tenant.  The occurrence of any of the following events shall constitute a default by Tenant under this Lease: (a) Tenant fails to timely pay any installment of Base Rent, Tenant's Share, payments required under Section 4.3 above, late fees, interest or the utility payments after they are due (note, the payment of the Base Rent may be made within the 1st to the 10th day of the applicable month as provided in Section 3 above, any Base Rent paid after those periods shall be an event of default, and Tenant’s Share and the other payments required under this Lease shall be paid within three (3) days of the 1st day of each month and any payment later than that shall be an event of default); (b) Tenant fails to timely pay any other amount due under this Lease or to perform any other non-monetary obligation to be performed by Tenant under this Lease, and such failure to perform the non-monetary obligation is not cured within thirty (30) days after written notice is given to Tenant; (c) Tenant's cessation of its normal business operations in the Premises or if Tenant vacates, abandons or lets the Premises go dark for a period of seven (7) days, unless such vacation or abandonment is caused by earthquake, fire, flood, or other acts of God; (d) Tenant's action, permission or authorization of itself or any other person to do anything which creates a lien upon the Premises which is not paid, bonded over or discharged promptly; (e) Tenant files a petition in bankruptcy, becomes insolvent, has taken against Tenant in any court, pursuant to state or federal statute, a petition in bankruptcy or insolvency or for reorganization or appointment of a receiver or trustee, which involuntary petition is not dismissed within sixty (60) days, petitions for or enters into an arrangement for the benefit of creditors or suffers this Lease to become subject to a writ of execution, and such writ is not released within thirty (30) days; or (f) Tenant's breach of any terms or provisions of this Lease subject to the express notice and cure periods provided in this Section.

14.2. Remedies.  On any default by Tenant under this Lease, Landlord may at any time, without waiving or limiting any other right or remedy available to Landlord and as permitted under Utah law: (a) immediately enter the Premises, take and hold possession thereof, remove all persons and property from the Premises storing said property in a public place, warehouse, or elsewhere at the cost of Tenant, without notice or resort to legal process and without being deemed guilty of or liable to trespass or conversion and attempt to lease the Premises without such entry or attempts or re-leasing of the Premises terminating this Lease or releasing Tenant in whole or in part from Tenant's obligations hereunder for the full Term; (b) perform in Tenant's stead any obligation that Tenant has failed to perform, and Landlord shall be reimbursed promptly for any reasonable cost incurred by Landlord with interest from the date of such expenditure until paid in full at the rate of the Interest Rate, (c) terminate any, some or all of Tenant's rights under this Lease by written notice, including, without limitation, rights of occupancy, or (d) pursue any other remedy allowed by law.  Landlord shall exercise commercially reasonable, good faith efforts to mitigate its damages as required by applicable Utah law. In the event of Tenant's default, Landlord shall not be required to accept any tenant offered by Tenant or to observe any instruction given by Tenant about such reletting. Tenant shall pay to Landlord the cost of recovering possession of the Premises, all costs of reletting, including reasonable renovation, remodeling and alteration of the Premises, the amount of any commissions paid by Landlord in connection with such reletting, and all other costs and damages arising out of Tenant's default, including reasonable attorneys' fees and costs.  If the consideration collected by Landlord upon any such reletting, after deducting all expenses incidental thereto, including brokerage fees and legal expenses, is not sufficient to pay monthly the full amount provided in this lease, Tenant shall pay Landlord the amount of each monthly deficiency upon demand. No reentry or taking possession of the Premises or other action by Landlord on or following the occurrence of any default by Tenant shall be construed as an election by Landlord to terminate this Lease or as an acceptance of any surrender of the Premises, unless Landlord provides Tenant written notice of such termination or acceptance.

In addition, if Tenant fails to remove or recover any of Tenant's property stored by Landlord within thirty (30) days of Landlord's retaking the Premises, Landlord may, at its option and without notice, sell the personal property, exclusive of consigned inventory, or any of the same, at private sale and without legal process, for such prices as Landlord may obtain, and apply the proceeds of such sale upon any amounts due under this Lease from the Tenant to the Landlord and upon the expense incidental to the removal, storage, and sale of the personal property, rendering the surplus, if any, to the Tenant. All of Landlord's rights, remedies and benefits provided in this Lease shall be cumulative and shall not be exclusive of any other remedies or rights allowed by law. Landlord's election of one remedy for any default shall not foreclose its election of any other remedy for any other default or for a default of the same matter at a latter date. The recovery of any damages from Tenant by Landlord shall be applied in the following order: (i) first to any costs of collection including, without limitation, Landlord's attorneys' fees and court costs; (ii) second to any late fees and interest owed by Tenant; and (iii) third to the payment of any Base Rent, Tenant Share, utilities and other costs and expenses owed by Tenant under this Lease.

14.3. Past Due Amounts.  If Tenant fails to pay the Base Rent, Tenant’s Share or other payments required under this Lease in time such that they are deemed to constitute an event of default under Section 14.1, then Landlord may charge a sum of five percent (5%) of such unpaid amount as a service fee (if the unpaid amount is for Base Rent, then Landlord may only charge two and one-half percent (2.5%) of such unpaid Base Rent if the Base Rent is repaid between the tenth (10th) and thirtieth (30th) day of the month when due, but if the Base Rent is repaid after the thirtieth (30th) day of the month when due then the service fee shall be five percent (5%) of the full amount of the required payment) and such unpaid amount additionally shall bear interest at the Interest Rate from the due date of such amount to the date of payment in full, with interest, compounded annually. All amounts due under this Lease are and shall be deemed to be rent or additional rent, and shall be paid without abatement, deduction, offset or prior notice or demand, unless specifically provided by the terms of this Lease.  Landlord shall have the same remedies for a default in the payment of any amount due under this Lease as Landlord has for a default in the payment of Base Rent.

14.4. Default by Landlord.  Landlord shall not be liable for any damage to Tenant occurring in connection with the Premises, the Common Areas or the Building unless caused by the gross negligence or willful act of Landlord. Landlord shall not be liable for any damage to Tenant occurring by reason of the act or negligence of any other tenant or occupant of the Building. Further, Landlord shall not be in default under this Lease unless Landlord or the holder of any mortgage or deed of trust covering the Building whose name and address have been furnished to Tenant in writing fails to perform an obligation required of Landlord under this Lease within thirty (30) days after written notice by Tenant to Landlord and to such holder, specifying the respects in which Landlord has failed to perform such obligation. If the nature of Landlord's obligation is such that more than thirty (30) days are reasonably required for performance or cure, Landlord shall not be in default if Landlord or such holder commences performance within such thirty (30) day period and after such commencement diligently prosecutes the same to completion. In no event may Tenant terminate this Lease or offset or withhold the payment of rent or other charges provided for in this Lease as a result of Landlord's default. Tenant waives and agrees not to assert against Landlord any claim for incidental or consequential damages sustained by Tenant in connection with any loss, injury or damage attributable to this Lease, the Building or the Premises.

15. Expiration or Termination. On the expiration of the Term or sooner termination of this Lease, Tenant shall, at Tenant's sole cost, (a) promptly and peaceably surrender the Premises to Landlord "broom clean" and, subject to Section 11, in the same condition as when delivered to Tenant and after any landlord authorized tenant improvements have been completed, normal wear and tear excepted, (b) repair any damage caused by or in connection with the removal of any property from the Premises, and (c) deliver all keys to the Premises to Landlord.  Before surrendering the Premises, Tenant shall, if and as directed by Landlord, at Tenant's sole cost, remove Tenant's movable personal property only, and all other property shall, unless otherwise directed by Landlord, remain in the Premises as the property of Landlord without compensation to Tenant.

16. Estoppel Certificate; Financial Statements.

16.1. Estoppel Certificate. Tenant shall, within seven (7) days after Landlord's written request, execute and deliver to Landlord an estoppel certificate in favor of Landlord and such other persons as Landlord shall request setting forth the following: (a) a ratification of this Lease; (b) the Commence-ment Date and Expiration Date; (c) that this Lease is in full force and effect and has not been assigned, modified, supple-mented or amended (except by such writing as shall be stated); (d) that all conditions under this Lease to be performed by Landlord have been satisfied, or, in the alternative, those claimed by Tenant to be unsatisfied; (e) that, to the best of Tenant's knowledge, no defenses or offsets exist against the enforcement of this Lease by Landlord, or, in the alternative, those claimed by Tenant to exist; (f) the date to which rent has been paid; (g) the amount of the Security Deposit; (h) Tenant's agreement to attorn to any purchaser, assignee or successor of Landlord; and (i) such other information as Landlord may reasonably request.  Landlord's mortgage lenders and purchasers shall be entitled to rely on any estoppel certificate executed by Tenant.

16.2. Financial Statements. Tenant shall, within seven (7) days after Landlord's request (but not more than twice in any calendar year), furnish to Landlord the most recent annual financial statements for Tenant, prepared in accordance with generally accepted accounting principles consistently applied and certified by Tenant to be true and correct. Such financial statements, if not in the public domain, shall be maintained by Landlord in confidence, but may be delivered to any prospective purchaser or any existing or prospective lender of the Building.

17. Signage. Tenant shall be allowed to place interior signage comparable to the other tenants of the Building as reasonably approved by Landlord. Subject thereto, Tenant shall not place on any exterior door, wall, window or other surface of the Premises or the Building any sign, decoration, letter-ing, attachment, advertising matter or other thing of any kind, without first obtaining Landlord's prior written approval which may be given or withheld in Landlord's sole discretion (as well as subsequently rescinded by Landlord). Landlord may, at Tenant's cost, and without notice or liability to Tenant, remove any item erected in violation of this Section.  If Landlord establishes rules and regulations governing the size, type and design of all such items, Tenant shall abide by such rules and regulations.  All approved signs or letterings on doors shall be printed, painted and affixed at the sole cost of Tenant by a person approved by Landlord, and shall comply with the requirements of the governmental authorities having jurisdiction over the Building.  At Tenant's sole expense, Tenant shall maintain all permitted signs and shall, on the expiration of the Term or sooner termination of this Lease, remove all such permitted signs and repair any damage caused by such removal.

18. General Provisions.

18.1. Force Majeure.  If either Landlord or Tenant is delayed in or prevented from the performance of any act required under this Lease by reason of acts of God, strikes, riots, insurrection or war, performance of the action in question shall be excused for the period of delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not, however, operate to excuse Tenant from the prompt payment of rent or any other amounts required to be paid under this Lease.

   18.2. Notices.  Any notice, demand request, or other instrument which may be or is required to be given under this Lease shall be delivered in person or only sent by United States certified mail, return receipt requested, postage prepaid or by overnight courier and shall be addressed (a) if to Landlord, at the place specified for payment of rent and (b) if to Tenant, either at the Premises or at any other current address for Tenant which is known to Landlord. Either party may designate such other address as shall be given by written notice. Any such notice shall be deemed to have been given, and shall be effective, on delivery to the notice address then applicable for the party to which the notice is directed, or, in the case of delivery by certified, United States mail, within two (2) days of delivery into the United States mail system (as shown by a United States postmark and not by a metered postmark operated by Tenant, Landlord or their agents). Further, any refusal to accept delivery of such notice or the inability to deliver a notice because of an address change which was not properly communicated shall not defeat or delay the giving of a notice.

18.3. Severability.  If any provision of this Lease or the application of any provision of this Lease to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which such provision is held invalid shall not be affected by such invalidity.  Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

18.4. Brokerage Commissions.  Tenant shall indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including reasonable attorneys' fees, relating to any brokerage commission or finder's fee arising out of any agreement made by Tenant. Landlord shall indemnify, defend and hold harmless Tenant from and against all claims, liabilities and expenses, including reasonable attorneys' fees, relating to any brokerage commission or finder's fee arising out of any agreement made by Landlord. Landlord has disclosed and Tenant acknowledges that Dade Rose, a principal of one of the members of Landlord, is a licensed real estate agent with the State of Utah (although no real estate commission is due to him by either Landlord or Tenant in connection with this Lease).

18.5. Successors. Subject to the terms and provisions of Section 8 above, this Lease shall be binding on and shall inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns, provided, however, that Tenant shall not assign, convey or transfer any or all of its rights and duties hereunder without the prior written consent of Landlord that may be withheld in Landlord's sole discretion. On any sale or assignment (except for purposes of security or collateral) by Landlord of the Premises or this Lease, Landlord shall, on and after such sale or assignment, be relieved entirely of all of Landlord's obligations under this Lease accruing after the date of such sale or assignment, and such obligations shall, as of the time of such sale or assignment, pass to Landlord's successor in interest.

18.6. Recourse by Tenant.  Anything in this Lease to the contrary notwithstanding, Tenant shall look solely to the equity of Landlord in the Building and the land serving the Building, subject to the prior rights of the holder of any mortgage or deed of trust, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord on any default or breach by Landlord with respect to any of the terms, covenants and condi-tions of this Lease to be observed or performed by Landlord, and no other asset of Landlord or any other person shall be subject to levy, execution or other procedure for the satisfaction of Tenant's remedies.

18.7. Quiet Enjoyment.  Provided that Tenant timely pays and performs all of Tenant's obligations under this Lease, Tenant shall have quiet enjoyment of the Premises for the Term, subject to all of the provisions of this Lease.

   18.8. Rights and Remedies.  No failure by Landlord to insist on the strict performance of any provision of this Lease or to exercise any right or remedy consequent on a breach of this Lease shall constitute a waiver of any such breach or of such provision. The rights and remedies of Landlord shall not be mutually exclusive and the exercise of one or more of the provisions of this Lease shall not preclude the exercise of any other provision.  The parties confirm that damages at law may be inadequate or may not fully compensate Landlord for a breach or threatened breach by Tenant of any of the provision of this Lease.  Accordingly, Landlord's rights and interests under this Lease shall be enforceable by specific performance, injunction and any other equitable remedy together with monetary and other financial remedies.

18.9. Authorization.  Each individual executing this Lease does represent and warrant to each other so signing (and each other entity for which another person may be signing) that he or she has been duly authorized to deliver this Lease in the capacity and for the entity set forth where he or she signs.

18.10. Attorneys' Fees.  If either Landlord or Tenant brings suit to enforce or interpret this Lease, the prevailing party shall be entitled to recover from the other party the prevailing party's reasonable attorneys' fees and costs incurred in any such action or in any appeal from such action, in addition to the other relief to which the prevailing party is entitled.

18.11. Landlord Lien. Landlord is hereby given a first lien upon all property, other than consigned inventory, which shall come in or be placed upon the Premises before or after the date hereof to secure the payment of rent and the performance of each and every covenant herein to be performed by Tenant and Tenant authorizes Landlord to execute, acknowledge and file for Tenant (to the extent Tenant's execution, acknowledgment or authorization is required) any and all UCC-1 financing statements and security agreements prepared by Landlord in connection herewith. If the property is sold pursuant to Utah law, the proceeds of any such sale shall be applied first to the payment of expenses thereof, second to the discharge of the rent or other liability hereunder unpaid and the balance, if any, shall be held for the account of the Tenant.

18.12 No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the amount owing hereunder shall be deemed to be other than on account of the earliest stipulated amount receivable from Tenant, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or receivable or pursue any other remedy available under this Lease or the law of the state where the Leased Premises are located.

18.13 No Discrimination. Tenant herein covenants by and for itself, and all persons claiming by, under or through it, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons on account of race, sex, marital status, color, creed, national origin or ancestry, in the leasing, subleasing, assigning, use, occupancy, tenure or enjoyment of the Premises, nor shall Tenant itself, or any person claiming by, under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenant's, employees, customer, licensees, invitees, subtenants, or vendees in the Premises.

18.14 No Other Warranties. It is expressly understood and agreed between the parties hereto that there are no warranties, representations, covenants, or agreements between the parties hereto except as specifically set forth herein.

18.15 Rules and Regulations. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect to the Common Areas and the rest of the Building. Tenant agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants of the Building. The present Rules and Regulations for the Common Areas and the Building are attached hereto as Exhibit B.

18.16 Holding Over. Any holding over by Tenant after the expiration of the Term without a written extension thereof shall not constitute an extension thereof. In such case, Tenant shall be a tenant for month-to-month and shall be subject to all the conditions and covenants of this Lease other than those relating to its term and the Base Rent. In the case of such a holdover, the monthly Base Rent paid by Tenant during this holdover period shall automatically increase by fifty percent (50%) on the first day of the holdover term and thereafter, if such holdover continues, shall annually increase an additional fifty percent (50%) on the anniversary of the first day of holdover term until this Lease terminates. Tenant shall give Landlord at least thirty (30) days prior written notice of any intention to quit the Premises.

18.17 Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.

18.18 Joint and Several Liability. If Tenant is comprised of more than one company, corporation or partnership as defined in the opening paragraph of this Lease or as shown on the signature lines hereafter, then each such company, corporation or partnership shall be jointly and severally liable for Tenant's obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

18.19 Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems ("Telecommunications Services"), for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent, not to be unreasonably withheld. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord's policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services, but Landlord will be responsible for providing for normal business telecommunications and internet cables, lines or wiring to a point in the Premises reasonably selected by Landlord after consultation with Tenant.

18.20 Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

18.21 Miscellaneous. This Lease constitutes the entire agreement between the parties.  No amendment to this Lease shall be binding on Landlord or Tenant unless reduced to writing and signed by both parties.  This Lease shall be governed by and construed and interpreted in accordance with the laws of the State of Utah.  All applicable provisions of this Lease shall survive the expiration of the Term or sooner termination of this Lease. Time is of the essence of each provision of this Lease. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN ANY MATTER ARISING OUT OF THIS LEASE OR THE USE AND OCCUPANCY OF THE PREMISES. The provisions of this Lease with respect to any obligation of Tenant to pay any sum owing in order to perform any act after the expiration or other termination of this Lease shall survive the expiration or other termination of this Lease unless prohibited by law. The failure of any party to enforce any of the provisions of this Lease shall not constitute a waiver of its right to enforce such provision at a future time nor shall it constitute a waiver of its right to enforce any other provision of this Lease or any other such provision unless specifically stated in writing, signed by the party whose rights are deemed waived, regardless of a party's knowledge of a breach hereunder. Words of any gender used in this Lease shall be held to include any other gender and words in the singular number shall be held to include the plural when the context requires. The parties agree that this Lease is not intended to and does not create any agency, joint venture, partnership or other relationship or business association of any kind between them other than that of landlord and tenant. This Lease, including any exhibits hereto, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings. This Lease represents the wording selected by the parties to define their agreement and no rule of strict construction shall apply against either party. Each party represents that it has had or has been advised to have the representation of its legal counsel in connection with the preparation of this Lease. The section and paragraph headings are inserted only for convenience and are in no way to be construed as part of such sections or paragraphs or as a limitation on the scope of the particular section or paragraph to which they refer. This Lease may be signed in any number of counterparts with the same effect as if the signatures upon any counterpart were upon the same instrument, and all signed counterparts shall be deemed to be part of the original Lease. Facsimile signatures and signatures scanned and emailed on this Lease shall bind the party transmitting such signature to the same extent as an original.

[Signature Page Follows]

LANDLORD AND TENANT have executed this Lease on the respective dates set forth below, to be effective as of the date first set forth above.

LANDLORD:

EAST WEST CENTER, LLC,
a Utah limited liability company

By:
Name:
Title:

Date

TENANT:

SPECTRUMDNA,
a Delaware corporation

By:
Name:
Title:

Date